EXHIBIT 99.3

The Cheesecake Factory Incorporated
1992 Performance Employee Stock Option Plan

AMENDED AGREEMENT OF GRANT OF STOCK OPTION

This Amended Agreement of Grant of Stock Option (“Amended Agreement”), dated December 13, 2006 (“Amended Agreement Date”) amends that certain 2001 Stock Option Plan NonQualified Stock Option Agreement between the Grantee identified below and The Cheesecake Factory Incorporated, a Delaware corporation (“Original Agreement”), pursuant to the 1992 Performance Employee Stock Option Plan, as amended (“Plan”). In consideration of the promises and of the mutual agreements contained in this Amended Agreement, the parties hereto agree as follows:

Section 1.         Purpose of Amended Agreement Unless otherwise stated to the contrary, all capitalized terms used herein shall have the meaning given such term in the Original Agreement. The Company granted to Grantee an Option to purchase shares of the Company’s Common Stock pursuant to the Original Agreement. The number of Option Shares outstanding and unexercised by Grantee under the Original Agreement which are subject to this Amended Agreement is set forth below. The Company and Grantee hereby agree to enter into this Amended Agreement in order to correct the Exercise Price of the Option only as to the outstanding and unexercised Option Shares specified below. This Amended Agreement is entered into pursuant to Section 409A of the Internal Revenue Code (“Section 409A”), and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation, any such regulations or guidance that may be issued after the Amended Agreement Date, with the intent that the Option, as amended by this Amended Agreement, shall not be subject to taxation under Section 409A.

Section 2.         Amendment of Original Agreement. Subject to the terms and conditions of the Plan and the Original Agreement, as modified herein, the Exercise Price of the Option with respect to only the Option Shares outstanding and unexercised by Grantee listed below is hereby amended as follows:

Grantee	Debby Zurzolo
Original Agreement	Notice and Agreement of Grant of Stock Option Grant Date: 1/02/2001
Number and Exercise Date of Option Shares Amended Under this Amended Agreement	9,000 Option Shares vesting on 1/02/05
Amended Exercise Price	$16.72 per share

Section 3.         Effect of Amended Agreement. Grantee understands that by execution of this Amended Agreement, the Amended Exercise Price with respect to the Option Shares specified herein will be greater than the Exercise Price under the Original Agreement. Accordingly, if and when Grantee exercises such Option Shares, Grantee will pay an amount based upon the Amended Exercise Price, and not the Exercise Price set forth in the Original Agreement, to acquire such Option Shares. The Company cannot provide Grantee with financial, legal or tax advice. BEFORE YOU EXECUTE THIS AMENDED AGREEMENT, THE COMPANY RECOMMENDS THAT GRANTEE CONSULT WITH HER FINANCIAL, LEGAL AND/OR TAX ADVISORS.

Section 4.         No Further Modification. Except as set forth in this Amended Agreement, the Original Agreement remains unmodified and in full force and effect.

Section 5.         Counterparts.  This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 6,         Entire Agreement.  The Original Agreement, as amended by this Amended Agreement and the Plan (and the other writings incorporated herein or therein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto. By signing this Amended Agreement, Grantee acknowledges receipt of the Original Agreement and this Amended Agreement. A copy of the Plan is available, without charge, upon request.

Section 7.        Compliance with Section 409A of the Internal Revenue Code.  This Amended Agreement is intended in all respects not to subject the Grantee to taxation under Section 409A.  To the extent applicable, this Amended Agreement shall be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation, any such regulations or guidance that may be issued after the Amended Agreement Date so that the Option will not be subject to Section 409A.  In the event that the Company determines that any amounts will be taxable to Grantee under Section 409A and related Department of Treasury guidance, the Company may, in its sole and absolute discretion, adopt such amendments to this Amended Agreement (having prospective or retroactive effect), and/or take such other actions, as the Company determines to be necessary or appropriate to avoid the application of Section 409A to such Option.

THE CHEESECAKE FACTORY INCORPORATED,
a Delaware corporation

By:
David Overton, Chairman of the Board and Chief Executive Officer

BY EXECUTION BELOW, I ACKNOWLEDGE THAT I HAVE BEEN GIVEN THE OPPURTUNITY TO DISCUSS THIS DOCUMENT WITH MY TAX, LEGAL AND/OR FINANICIAL ADVISORS, AND I ACCEPT ALL TERMS AND CONDITIONS OF THE AMENDED AGREEMENT AND OF GRANT OF STOCK OPTION

GRANTEE:

(Signature)

Debby Zurzolo
(Print Name)

(Please execute and return this Notice of Grant to the Company’s Stock Option Coordinator at 26901 Malibu Hills Road, Calabasas, California 91301 on or before December 30, 2006)

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